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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 20, 2000


                                SEMX CORPORATION
             (Exact name of registrant as specified in its charter)

                         Commission file number 1-10938


            Delaware                                      13-3584740
  (State of other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                      Identification No.)


                       1 LABRIOLA COURT, ARMONK, NY 10504
          (Address of principal executive offices, including zip code)


                                 (914) 273-5500
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

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ITEM 5. Other Information.

Attached to this report is a mailing SEMX Corporation, the ("Company") is distributing to a list of brokers and potential market makers for purposes of introducing the Company to a wider base of potential investors. Pursuant to the Securities and Exchange Commissions Regulation F.D., the Company is filing this information with the Commission to publicly disseminate the attached information.

The attached information filed herewith as Exhibit 99 may contain forward-looking information. Statements in this attached Corporate Fact Sheet & Profile that are not historical facts, are forward-looking statements that involve risks and uncertainties. These statements may include but are not limited to those relating to the company's outsourcing growth strategy. In addition, statements such as the Company considers its stock to be undervalued should not be construed to be an indication that the underlying stock price will rise. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements in this release, see the Management's Discusssion and Analysis, forward looking information section in the Company's 10-K for the year ended December 31, 1999 filed with the Securities and Exchange Commission.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                SEMX CORPORATION

        Date: September 22,2000              By: /s/ Gilbert D. Raker
                                                 --------------------

                                          Name:  Gilbert D. Raker

                                          Title: Chairman of the Board
                                                 and Chief Executive Officer

        Date:  September 22,2000             By: /s/ Mark A. Koch
                                                 ----------------

                                          Name:  Mark A. Koch

                                          Title: Controller and Secretary